SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Set forth below is certain preliminary, unaudited financial information for the first quarter ended March 31, 2010:

Net sales   $5,594,000

Gross profit      $2,515,000

Net loss             $(205,000)

The information disclosed in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 7.01  Regulation FD Disclosure.

(1)           On April 28, 2010, the Company issued a press release announcing that it had received a firm $4.1 million purchase commitment from World Cinema, Inc. for one of its EdgeQAM family of products (the EQAM-400), subject to certain exclusivity requirements.  The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

(2)           See Item 2.02 above, which is hereby incorporated by reference.

(3)           On April 29, 2010, a senior officer of the Company posted an unauthorized message on an internet message board stating his sentiments regarding the Company and its prospects.  The Company promptly posted a response disclaiming the statements made by such officer.  A copy of the officer’s posting and the Company’s response are contained in the press release attached hereto as Exhibit 99.2, which press release also announced preliminary, unaudited financial results for the first quarter ended March 31, 2010.  The press release attached hereto as Exhibit 99.2 is incorporated into this Item 7.01 by reference.

The information disclosed in this Item 7.01, including the Exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           The following exhibits are filed herewith:

Exhibit 99.1 – Press Release dated April 28, 2010.

Exhibit 99.2 – Press Release dated April 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

/s/Eric Skolnik
By:          Eric Skolnik
Senior Vice President and
Chief Executive Officer

Date: April 29, 2010

EXHIBIT INDEX

Exhibit No.                                           Description

Exhibit 99.1	Press Release of Blonder Tongue Laboratories, Inc. dated April 28, 2010 regarding purchase commitment from World Cinema, Inc.

Exhibit 99.2	Press Release of Blonder Tongue Laboratories, Inc. dated April 29, 2010 regarding message board comments.